Exhibit 4(b)(ii)

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.



                                HASBRO, INC.

                            7.95% NOTES DUE 2003
                             (the "Securities")



REGISTERED                                                   PRINCIPAL AMOUNT

No.  III-1

      INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY.


CUSIP:  418056AK3


ORIGINAL ISSUE DATE:    March 15, 2000
-------------------

INTEREST RATE:          7.95%
-------------

MATURITY DATE:          March 15, 2003
-------------

OTHER PROVISIONS:
----------------

      Hasbro, Inc., a Rhode Island corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered
assigns, the principal sum of [                                          ]
on the Maturity Date set forth above, and to pay interest on the outstanding principal amount hereof from March 15, 2000, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2000 at the rate set forth above per annum until the principal hereof shall have become due and payable, and at the same rate per annum on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which the principal of or interest on this Security is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

      The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the March 1 or September 1 immediately preceding the relevant Interest Payment Date.

      The principal of and interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company (i) by check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date.

          Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture, date as of March 15, 2000 (herein, the "Indenture"), by and between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee (herein, the "Trustee").

          The provisions of this Security are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, HASBRO, INC. has caused this Instrument to be signed manually or by facsimile signature by its Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Chief Financial Officer or one of its Executive Vice Presidents, under its corporate seal reproduced hereon and attested by its Secretary or one of its Assistant Secretaries or its Treasurer or one of its Assistant Treasurers.



                                    HASBRO, INC.



                                    By: _____________________________
                                        Name:
                                        Title:



Attested:



By: _____________________________
    Name:
    Title:







            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                    The Bank of Nova Scotia Trust Company
                                    of New York,
                                    as Trustee



                                    By: _______________________________
                                          as Authorized Officer



                            REVERSE OF SECURITY

                                HASBRO, INC.
                            7.95% Notes Due 2003

            (a) Interest. The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, beginning September 15, 2000. Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid from March 15, 2000; provided, that, if there is no existing Event of Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (b) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Security at the close of business on the March 1 or September 1 next preceding the Interest Payment Date. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money.

            The principal of and interest on this Security shall be payable at the office or agency of the Company maintained for that purpose; provided, however, that, payment of interest may be made at the option of the Company (i) by check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date.

            The foregoing notwithstanding, principal of and interest on Securities which are represented by Global Securities held of record by the Depositary will be payable in same-day funds.

            (c) Registrar and Agents. Initially, The Bank of Nova Scotia Trust Company of New York will act as Registrar, Paying Agent and agent for service of notices and demands. The Company or any of its subsidiaries may act as Paying Agent. The address of The Bank of Nova Scotia Trust Company of New York is 1 Liberty Plaza, 23rd Floor, New York, NY 10006.

            (d) Indenture; Limitations. The Company issued the Securities under an Indenture dated as of March 15, 2000 (the "Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (in such capacity, the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, 15 U.S.C. ss.ss. 77aaa-77bbbb (the "TIA"), as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and the TIA for a statement of them.

            The Securities are senior unsecured obligations of the Company ranking pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding, and are limited to $550,000,000 aggregate principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of all or substantially all of its properties or assets or to engage in Sale and Leaseback Transactions.

            (e) Optional Redemption by the Company. The Securities are not redeemable prior to Maturity.

            (f) Convertibilty. The Securities are not Convertible Debt
Securities.

            (g) Sinking Fund. The Securities are not subject to any sinking fund.

            (h) Governing Law. The Securities and the Indenture shall be deemed to be contracts made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.

            (i) Discharge Prior to Maturity. The Company may elect under certain conditions either (A) to defease and be discharged from any and all obligations with respect to the Securities (except as otherwise provided in the Indenture) ("defeasance") or (B) with respect to such Securities, to be released from its obligations with respect to such Securities relating to restrictions on secured debt and restrictions on Sale and Leaseback Transactions, pursuant to Sections 10.09 and 10.10 of the Indenture, respectively, ("covenant defeasance"), upon the irrevocable deposit with the Trustee, in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest, if any, on such Securities on the scheduled due dates therefor. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of such Securities will not recognize income, gain or loss, for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service) and (ii) if the deposit referred to above shall include U.S. Government Obligations, such deposit shall not result in the Company, the Trustee or such trust being regulated as an "investment company," under the Investment Company Act of 1940, as amended.

            (j) Denominations, Transfer, Exchange. This Security is one of a duly authorized issue of Securities of the Company designated as its 7.95% Notes Due 2003, limited in aggregate principal amount to $550,000,000. The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture and subject to the transfer restrictions as may be contained herein and therein from time to time. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

            (k) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

            (l) Amendment and Waiver. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities, or (ii) in case less than all of the several series of Securities are affected by such amendment, the Holders of not less than a majority in principal amount of each series so affected voting as a single class; and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder of Securities, the Company may amend the Indenture or the Securities to, among other things, cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or make any other provisions with respect to matters or questions arising under the Indenture, provided that such other provision does not adversely affect the interests of the Holders in any material respect.

            (m) Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in writing in its exercise of any trust or power with respect to the Securities.

            (n) Trustee Dealings with the Company. The Bank of Nova Scotia Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

            (o) No Recourse Against Others. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

            (p) Authentication. This Security shall not be valid until the Trustee or any authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of this Security.

            (q) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), AND U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Hasbro, Inc. 1027 Newport Avenue, Pawtucket, Rhode Island 02861, Attention: General Counsel.




                                ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to

______________________________________________

(Insert assignee's social security or tax ID number) _____________

______________________________________________

______________________________________________

______________________________________________


(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.


Date:____________  Your signature:___________

                                         (Sign exactly as your name appears on
                                          the other side of this Security)


                                          By:_________________________________
                                             NOTICE:  To be executed by an
                                             executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.